UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/27/2005

TXU Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-12833

TEXAS	75-2669310
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1601 Bryan Street
Dallas, Texas 75201-3411
(Address of Principal Executive Offices, Including Zip Code)

(214) 812-4600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1, 2005, the Board of Directors (the "Board") of TXU Corp. (the "Company") elected Mr. Leonard H. Roberts and Mr. Glenn F. Tilton to serve as directors of the Company. Effective upon Mr. Roberts' and Mr. Tilton's election as directors, Mr. Erle Nye and Dr. Herbert H. Richardson retired from the Board. Each of Mr. Roberts' and Mr. Tilton's initial term as a director will continue until the 2006 annual meeting of shareholders. The Board appointed Mr. Roberts to the Nominating and Governance Committee, the Organization and Compensation Committee and the Executive Committee and Mr. Tilton to the Finance and Business Development Committee, the Nominating and Governance Committee and the Nuclear Committee.

Mr. Roberts, 56, is the Chairman of the Board of Directors of RadioShack Corporation and the former Chief Executive Officer of RadioShack Corporation. Before joining RadioShack as President in 1993, Mr. Roberts served as the Chairman and Chief Executive Officer of Shoney's Inc. and as the President and Chief Executive Officer of Arby's Inc.

Mr. Tilton, 57, is the Chairman, President and Chief Executive Officer of UAL Corporation and United Airlines. Prior to joining UAL in September 2002, Mr. Tilton was Vice Chairman of the Board of ChevronTexaco, as well as interim Chairman of Dynegy Inc. Previously, Mr. Tilton served as Chairman and Chief Executive Officer of Texaco Inc.

The Board has determined that each of Mr. Roberts and Mr. Tilton is an "independent" director under the Company's Corporate Governance guidelines and the independence requirements of the New York Stock Exchange, as well as the applicable rules promulgated by the Securities and Exchange Commission (the "SEC").

As non-employee directors, Mr. Roberts and Mr. Tilton each will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors, as disclosed in the Company's most recent Proxy Statement (as amended), initially filed with the SEC on April 1, 2005.

There are no arrangements between either Mr. Roberts or Mr. Tilton and any other person pursuant to which Mr. Roberts or Mr. Tilton was elected to serve as a director, nor are there any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Roberts or Mr. Tilton has a material interest.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TXU Corp.

Date: October 03, 2005.	By:	/s/ Gaylene M. McMahon
Gaylene M. McMahon
Assistant Controller